EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2015 (except for the effects of retrospective adjustments for reportable segments discussed in Note 11 and the effects of discontinued operations discussed in Note 12, as to which the date is May 12, 2016), with respect to the consolidated financial statements and schedules, and our report dated June 29, 2015 with respect to internal control over financial reporting included in the Periodic Report of Investors Real Estate Trust and subsidiaries on Form 8-K for the year ended April 30, 2015.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Investors Real Estate Trust on Forms S-8 (File Nos.333-206947, 333-173393, 333-155497, and 333-140176) and on Form S-3 (File Nos. 333-191539, 333-189637, 333-189554, 333-187620, 333-182451, 333-182165, 333-177143, 333-173568, 333-169710, 333-169205, 333-166162, 333-163267, 333-162349, 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-114162, 333-112465, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76266, 333-57676, 333-89761, and 333-67317).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 12, 2016